Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Fiscal 2015 Second Quarter EPS Up 17 Percent*

•	EPS of $1.55*, up 17 percent* versus prior year on a non-GAAP diluted basis

•	Adjusted EBITDA margin of 29.4* percent up 440* basis points versus prior year

•	Continued strong performance despite currency headwinds

•	Organization focused on five-point plan and delivering results

•	Awarded contract with Saudi Aramco for the world’s largest industrial gas complex

•	EPS of $1.33 versus prior year of $1.32 on a GAAP diluted basis

LEHIGH VALLEY, Pa. (April 30, 2015) – Air Products (NYSE: APD) today reported net income of $336 million*, up 19 percent* versus prior year, and diluted earnings per share (EPS) of $1.55*, up 17 percent* versus prior year for its fiscal second quarter ended March 31, 2015.

On a GAAP basis, net income and diluted EPS from continuing operations were $290 million and $1.33, respectively, for the quarter.

*	The results and guidance in this release, unless otherwise indicated, are based on non-GAAP continuing operations. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

Second quarter sales of $2,415 million decreased six percent versus prior year, as underlying sales growth of five percent was more than offset by unfavorable currency and lower energy pass-through. Volumes increased four percent, primarily in Industrial Gases–Asia and Materials Technologies, and pricing was up one percent. Sequentially, sales declined six percent on unfavorable currency and lower energy pass-through.

Operating income of $442 million increased 15 percent versus prior year, and operating margin of 18.3 percent improved 340 basis points. Adjusted EBITDA of $709 million increased 10 percent over prior year, and EBITDA margin of 29.4 percent improved 440 basis points, reflecting strong operating leverage.

Commenting on the quarter, Seifi Ghasemi, chairman, president and chief executive officer, said, “I am, once again, very proud of the Air Products team, whose hard work and focus on our five-point plan have enabled us to deliver these strong results, even in the face of significant currency headwinds. Despite economic uncertainty, we remain laser focused on the things we can control and are maintaining our full-year guidance.”

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Second Quarter Results by Business Segment:

•

Industrial Gases – Americas sales of $890 million decreased 14 percent versus prior year on 13 percent lower energy pass-through and three percent unfavorable currency. Underlying sales were up two percent, primarily on higher North America liquid bulk and hydrogen volumes. Despite energy and currency headwinds, operating income of $182 million increased seven percent on improved cost performance and higher volumes and pricing. Operating margin of 20.4 percent improved 400 basis points over prior year. Adjusted EBITDA of $300 million increased seven percent, and EBITDA margin of 33.7 percent improved 640 basis points over prior year. Sequentially, operating income decreased 14 percent as the benefit of restructuring actions was more than offset by the impact from currency, lower volumes and energy pass-through.

•

Industrial Gases – Europe, Middle East, and Africa (EMEA) sales of $449 million declined 17 percent versus last year on 15 percent unfavorable currency. Underlying sales were flat, as higher pricing offset lower volumes. Operating income of $71 million decreased 19 percent and adjusted EBITDA of $127 million decreased 17 percent versus prior year, primarily on the significant unfavorable currency impact.

•

Industrial Gases – Asia sales of $393 million increased seven percent versus prior year despite the negative impact of currency and energy pass-through. Volumes increased 15 percent, primarily on strong volume growth from new plants. Operating income of $85 million increased 19 percent, and operating margin of 21.6 percent improved 210 basis points over prior year due to higher volumes from the new plants and favorable cost performance. Adjusted EBITDA of $144 million increased 14 percent, and EBITDA margin of 36.7 percent improved 200 basis points over prior year. Sequentially, operating income decreased six percent on higher costs, unfavorable currency and lower pricing.

•

Materials Technologies sales of $533 million increased seven percent over the prior year. Underlying sales were up 11 percent on nine percent higher volume growth and two percent positive pricing. Electronics Materials sales were up 16 percent on strong volume growth in all business units and positive price. Performance Materials sales declined one percent from the prior year as four percent underlying sales growth was offset by currency impacts. Operating income of $124 million increased 32 percent, and operating margin of 23.3 percent improved 450 basis points versus prior year, primarily due to higher volumes and pricing. Adjusted EBITDA of $148 million increased 27 percent, and EBITDA margin of 27.8 percent improved 440 basis points over prior year.

Non-GAAP results for the company exclude a pre-tax charge of $55.4 million, or $0.18 per share, for business restructuring and cost reduction actions, and a pre-tax pension settlement charge of $12.6 million, or $0.04 per share.

Outlook

Air Products now expects capital expenditures for fiscal year 2015 of about $1.7 billion, at the low-end of its previous forecast.

Looking ahead, Air Products expects third quarter EPS from continuing operations to be between $1.55 and $1.60 per share. For the full fiscal year, the Company is maintaining its guidance from continuing operations of $6.35 to $6.55 per share, which at the midpoint, represents a 12 percent increase over fiscal 2014.

Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time on April 30 by calling 877-719-9801 (domestic) or 719-325-4818 (international) and entering passcode 5572123, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products

Air Products (NYSE:APD) is a leading industrial gases company. For nearly 75 years, the Company has provided atmospheric, process and specialty gases, and related equipment to manufacturing markets, including metals, food and beverage, refining and petrochemical, and natural gas liquefaction. Air Products’ Materials Technologies segment serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries. Over 20,000 employees in 50 countries are working to make Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. In fiscal 2014, Air Products had sales of $10.4 billion and was ranked number 276 on the Fortune 500 annual list of public companies. For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions and supply and demand dynamics in market segments into which the Company sells; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; ability to protect and enforce the Company’s intellectual property rights; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; the ability to recover increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes; the success of productivity and cost reduction programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2014. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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*	Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Millions of dollars unless otherwise indicated, except for share data)

The discussion of second quarter and year-to-date results includes comparisons to non-GAAP financial measures, including Adjusted EBITDA and non-GAAP Capital Expenditures. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate our operating performance and manage our capital expenditures.

We use non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. We believe non-GAAP financial measures provide investors with meaningful information to understand our underlying operating results and to analyze financial and business trends. Non-GAAP financial measures, including Adjusted EBITDA, should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to:

•	Our measure excludes certain disclosed items, which we do not consider to be representative of underlying business operations. However, these disclosed items represent costs (benefits) to the Company.

•	Though not business operating costs, interest expense and income tax provision represent ongoing costs of the Company.

•

Depreciation, amortization, and impairment charges represent the wear and tear and/or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and/or market our products.

•	Other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures.

A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

CONSOLIDATED RESULTS

	Continuing Operations
	Q2					YTD
2015 Q2 vs. 2014 Q2	Operating Income	Operating Margin		Net Income	Diluted EPS	Operating Income	Operating Margin		Net Income	Diluted EPS
2015 Q2 GAAP	$374.4	15.5%		$290.0	$1.33	$804.4	16.2%		$614.6	$2.83
2014 Q2 GAAP	384.7	14.9%		283.5	1.32	770.3	15.0%		570.6	2.66
Change GAAP	$(10.3)	60	bp	$6.5	$.01	$34.1	120	bp	$44.0	$.17
% Change GAAP	(3)%			2%	1%	4%			8%	6%

2015 Q2 GAAP	$374.4	15.5%		$290.0	$1.33	$804.4	16.2%		$614.6	$2.83
Business restructuring and cost reduction actions (tax impact $17.2 and $27.9)	55.4	2.3%		38.2	.18	87.8	1.7%		59.9	.27
Pension settlement loss (tax impact $4.7)	12.6	.5%		7.9	.04	12.6	.3%		7.9	.04
Gain on previously held equity interest (tax impact $6.7)	—	—		—	—	(17.9)	(.4)%		(11.2)	(.05)
2015 Q2 Non-GAAP Measure	$442.4	18.3%		$336.1	$1.55	$886.9	17.8%		$671.2	$3.09

2014 Q2 GAAP	$384.7	14.9%		$283.5	$1.32	$770.3	15.0%		$570.6	$2.66
2014 Q2 Non-GAAP Measure	$384.7	14.9%		$283.5	$1.32	$770.3	15.0%		$570.6	$2.66
Change Non-GAAP Measure	$57.7	340	bp	$52.6	$.23	$116.6	280	bp	$100.6	$.43
% Change Non-GAAP Measure	15%			19%	17%	15%			18%	16%

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	QTD
2015 Q2 vs. 2015 Q1	Operating Income	Operating Margin		Net Income	Diluted EPS
2015 Q2 GAAP	$374.4	15.5%		$290.0	$1.33
2015 Q1 GAAP	430.0	16.8%		324.6	1.50
Change GAAP	$(55.6)	(130	bp)	$(34.6)	$(.17)
% Change GAAP	(13)%			(11)%	(11)%

2015 Q2 GAAP	$374.4	15.5%		$290.0	$1.33
Business restructuring and cost reduction actions (tax impact $17.2)	55.4	2.3%		38.2	.18
Pension settlement loss (tax impact $4.7)	12.6	.5%		7.9	.04
2015 Q2 Non-GAAP Measure	$442.4	18.3%		$336.1	$1.55

2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
Business restructuring and cost reduction actions (tax impact $10.7)	32.4	1.3%		21.7	.10
Gain on previously held equity interest (tax impact $6.7)	(17.9)	(.7)%		(11.2)	(.05)
2015 Q1 Non-GAAP Measure	$444.5	17.4%		$335.1	$1.55

Change Non-GAAP Measure	$(2.1)	90	bp	$1.0	$—
% Change Non-GAAP Measure	—%			—%	—%

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ADJUSTED EBITDA

We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.

Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2015	Q1	Q2	Q3	Q4		Q2 YTD Total
Income from Continuing Operations (A)	$337.5	296.9				$634.4
Add: Interest expense	29.1	23.4				52.5
Add: Income tax provision	106.5	87.1				193.6
Add: Depreciation and amortization	235.5	233.3				468.8
Add: Business restructuring and cost reduction actions	32.4	55.4				87.8
Add: Pension settlement loss	—	12.6				12.6
Less: Gain on previously held equity interest	17.9	—				17.9
Adjusted EBITDA	$723.1	708.7				$1,431.8

2014	Q1	Q2	Q3	Q4		Q2 YTD Total
Income from Continuing Operations (A)	$296.0	$291.5	$323.5	$77.5		$587.5
Add: Interest expense	33.3	31.5	31.3	29.0		64.8
Add: Income tax provision	94.5	92.1	102.1	77.3	(B)	186.6
Add: Depreciation and amortization	234.2	229.1	239.0	254.6		463.3
Add: Business restructuring and cost reduction actions	—	—	—	12.7		—
Add: Pension settlement loss	—	—	—	5.5		—
Add: Goodwill and intangible asset impairment charge	—	—	—	310.1		—
Adjusted EBITDA	$658.0	$644.2	$695.9	$766.7		$1,302.2

(A)       Includes net income attributable to noncontrolling interests.

(B)       Includes an income tax benefit of $51.6 from the favorable impact of a tax election in a non-U.S. subsidiary partially offset by $20.6 of income tax expense from Chilean tax reform.

2015 vs. 2014
Adjusted EBITDA change	$65.1	$64.5				$129.6
Adjusted EBITDA % change	10%	10%				10%

2015 Q2 vs. 2015 Q1
Adjusted EBITDA change		$(14.4)
Adjusted EBITDA % change		(2)%

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Below is a reconciliation of segment Operating Income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Materials Technologies		Energy- from- Waste	Corporate and other	Segment Total
Three Months Ended 31 March 2015
Operating income (loss)	$182.0		$71.0		$84.7		$(7.9)	$124.2		$(2.8)	$(8.8)	$442.4
Add: Depreciation and amortization	103.3		47.6		50.3		5.5	23.3		—	3.3	233.3
Add: Equity affiliates’ income (loss)	15.1		8.0		9.4		(.2)	.7		—	—	33.0
Adjusted EBITDA	$300.4		$126.6		$144.4		$(2.6)	$148.2		$(2.8)	$(5.5)	$708.7
Adjusted EBITDA margin	33.7%		28.2%		36.7%			27.8%				29.4%
Three Months Ended 31 March 2014
Operating income (loss)	$169.6		$87.5		$71.2		$(14.6)	$93.8		$(3.5)	$(19.3)	$384.7
Add: Depreciation and amortization	99.4		55.0		48.1		1.6	22.7		—	2.3	229.1
Add: Equity affiliates’ income	12.6		9.3		7.6		.3	.6		—	—	30.4
Adjusted EBITDA	$281.6		$151.8		$126.9		$(12.7)	$117.1		$(3.5)	$(17.0)	$644.2
Adjusted EBITDA margin	27.3%		28.0%		34.7%			23.4%				25.0%
Adjusted EBITDA change	$18.8		$(25.2)		$17.5		$10.1	$31.1		$.7	$11.5	$64.5
Adjusted EBITDA % change	7%		(17)%		14%		80%	27%		20%	68%	10%
Adjusted EBITDA margin change	640	bp	20	bp	200	bp		440	bp			440	bp

Six Months Ended 31 March 2015
Operating income (loss)	$393.2		$152.3		$175.2		$(25.8)	$228.8		$(5.3)	$(31.5)	$886.9
Add: Depreciation and amortization	206.9		98.7		99.9		9.8	47.3		—	6.2	468.8
Add: Equity affiliates’ income	32.3		18.3		24.0		.2	1.3		—	—	76.1
Adjusted EBITDA	$632.4		$269.3		$299.1		$(15.8)	$277.4		$(5.3)	$(25.3)	$1,431.8
Adjusted EBITDA margin	33.4%		28.4%		37.8%			26.2%				28.8%
Six Months Ended 31 March 2014
Operating income (loss)	$354.1		$172.7		$153.9		$(24.9)	$158.1		$(6.4)	$(37.2)	$770.3
Add: Depreciation and amortization	203.4		109.9		94.5		3.3	47.2		—	5.0	463.3
Add: Equity affiliates’ income	30.2		19.0		17.2		1.0	1.2		—	—	68.6
Adjusted EBITDA	$587.7		$301.6		$265.6		$(20.6)	$206.5		$(6.4)	$(32.2)	$1,302.2
Adjusted EBITDA margin	29.7%		27.6%		34.9%			21.1%				25.4%
Adjusted EBITDA change	$44.7		$(32.3)		$33.5		$4.8	$70.9		$1.1	$6.9	$129.6
Adjusted EBITDA % change	8%		(11)%		13%		23%	34%		17%	21%	10%
Adjusted EBITDA margin change	370	bp	80	bp	290	bp		510	bp			340	bp

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CAPITAL EXPENDITURES

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases and purchases of noncontrolling interests. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and is reflected as a financing activity in the statement of cash flows.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 31 March		Six Months Ended 31 March
	2015	2014	2015	2014
Capital expenditures – GAAP basis	$383.0	$411.1	$852.1	$802.2
Capital lease expenditures	15.3	51.0	47.2	99.1
Purchase of noncontrolling interests in a subsidiary	—	—	—	.5
Capital expenditures – Non-GAAP basis	$398.3	$462.1	$899.3	$901.8

				FY2015 Forecast
Capital expenditures – GAAP basis				$1,650-1,700
Capital lease expenditures				50-100
Capital expenditures – Non-GAAP basis				$1,700-1,800

OUTLOOK

Guidance provided is on a non-GAAP basis, which excludes the impact of items that are non-operational in nature.

Diluted EPS
2014 Non-GAAP	$5.78
2015 Non-GAAP Outlook	6.35-6.55
Change Non-GAAP	$.57-.77
% Change Non-GAAP	10%-13%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 March		Six Months Ended 31 March
(Millions of dollars, except for share data)	2015	2014	2015	2014
Sales	$2,414.5	$2,581.9	$4,975.3	$5,127.4
Cost of sales	1,699.6	1,917.6	3,530.6	3,783.5
Selling and administrative	240.9	263.4	499.1	544.3
Research and development	36.3	33.2	71.7	66.7
Business restructuring and cost reduction actions	55.4	—	87.8	—
Pension settlement loss	12.6	—	12.6	—
Gain on previously held equity interest	—	—	17.9	—
Other income (expense), net	4.7	17.0	13.0	37.4
Operating Income	374.4	384.7	804.4	770.3
Equity affiliates’ income	33.0	30.4	76.1	68.6
Interest expense	23.4	31.5	52.5	64.8
Income from Continuing Operations before Taxes	384.0	383.6	828.0	774.1
Income tax provision	87.1	92.1	193.6	186.6
Income from Continuing Operations	296.9	291.5	634.4	587.5
Income from Discontinued Operations, net of tax	—	—	—	3.1
Net Income	296.9	291.5	634.4	590.6
Less: Net Income Attributable to Noncontrolling Interests	6.9	8.0	19.8	16.9
Net Income Attributable to Air Products	$290.0	$283.5	$614.6	$573.7

Net Income Attributable to Air Products
Income from continuing operations	$290.0	$283.5	$614.6	$570.6
Income from discontinued operations	—	—	—	3.1
Net Income Attributable to Air Products	$290.0	$283.5	$614.6	$573.7

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.35	$1.33	$2.87	$2.69
Income from discontinued operations	—	—	—	.01
Net Income Attributable to Air Products	$1.35	$1.33	$2.87	$2.70

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.33	$1.32	$2.83	$2.66
Income from discontinued operations	—	—	—	.01
Net Income Attributable to Air Products	$1.33	$1.32	$2.83	$2.67

Weighted Average Common Shares – Basic (in millions)	214.9	212.4	214.5	212.1
Weighted Average Common Shares – Diluted (in millions)	217.4	214.9	217.0	214.6
Dividends Declared Per Common Share – Cash	$.81	$.77	$1.58	$1.48

Other Data from Continuing Operations
Depreciation and amortization	$233.3	$229.1	$468.8	$463.3
Capital expenditures on a Non-GAAP basis (see page 8 for reconciliation)	398.3	462.1	899.3	901.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	31 March	30 September
(Millions of dollars)	2015	2014
Assets
Current Assets
Cash and cash items	$195.7	$336.6
Trade receivables, net	1,381.4	1,486.0
Inventories	693.3	706.0
Contracts in progress, less progress billings	159.3	155.4
Prepaid expenses	114.9	87.8
Other receivables and current assets	569.9	523.0
Total Current Assets	3,114.5	3,294.8
Investment in net assets of and advances to equity affiliates	1,223.9	1,257.9
Plant and equipment, at cost	19,981.8	20,223.5
Less: accumulated depreciation	10,495.9	10,691.4
Plant and equipment, net	9,485.9	9,532.1
Goodwill, net	1,155.4	1,237.3
Intangible assets, net	553.4	615.8
Noncurrent capital lease receivables	1,373.9	1,414.9
Other noncurrent assets	586.8	426.3
Total Noncurrent Assets	14,379.3	14,484.3
Total Assets	$17,493.8	$17,779.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,606.9	$1,591.0
Accrued income taxes	55.7	78.0
Short-term borrowings	1,261.0	1,228.7
Current portion of long-term debt	157.7	65.3
Total Current Liabilities	3,081.3	2,963.0
Long-term debt	4,511.5	4,824.5
Other noncurrent liabilities	1,042.9	1,187.5
Deferred income taxes	1,101.8	995.5
Total Noncurrent Liabilities	6,656.2	7,007.5
Total Liabilities	9,737.5	9,970.5

Redeemable Noncontrolling Interest	280.0	287.2

Air Products Shareholders’ Equity	7,332.5	7,365.8
Noncontrolling Interests	143.8	155.6
Total Equity	7,476.3	7,521.4
Total Liabilities and Equity	$17,493.8	$17,779.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended 31 March
(Millions of dollars)	2015	2014
Operating Activities
Net Income	$634.4	$590.6
Less: Net income attributable to noncontrolling interests	19.8	16.9
Net income attributable to Air Products	614.6	573.7
Income from discontinued operations	—	(3.1)
Income from continuing operations attributable to Air Products	614.6	570.6
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	468.8	463.3
Deferred income taxes	53.5	36.4
Gain on previously held equity interest	(17.9)	—
Undistributed earnings of unconsolidated affiliates	(58.0)	(19.2)
Share-based compensation	24.8	23.4
Noncurrent capital lease receivables	(8.7)	1.1
Other adjustments	(58.6)	75.0
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	23.6	(82.0)
Inventories	(14.0)	33.6
Contracts in progress, less progress billings	(16.2)	17.6
Other receivables	(75.2)	(3.7)
Payables and accrued liabilities	71.8	(130.0)
Other working capital	(41.3)	38.6
Cash Provided by Operating Activities	967.2	1,024.7
Investing Activities
Additions to plant and equipment	(817.6)	(802.2)
Acquisitions, less cash acquired	(34.5)	—
Proceeds from sale of assets and investments	10.8	11.2
Other investing activities	1.5	(.4)
Cash Used for Investing Activities	(839.8)	(791.4)
Financing Activities
Long-term debt proceeds	337.3	39.2
Payments on long-term debt	(384.6)	(491.2)
Net increase in commercial paper and short-term borrowings	54.3	370.9
Dividends paid to shareholders	(329.4)	(300.2)
Proceeds from stock option exercises	77.2	57.7
Excess tax benefit from share-based compensation	22.7	12.6
Other financing activities	(34.1)	(26.7)
Cash Used for Financing Activities	(256.6)	(337.7)
Discontinued Operations
Cash provided by operating activities	—	.7
Cash provided by investing activities	—	9.8
Cash used for financing activities	—	—
Cash Provided by Discontinued Operations	—	10.5
Effect of Exchange Rate Changes on Cash	(11.7)	.4
Decrease in Cash and Cash Items	(140.9)	(93.5)
Cash and Cash Items – Beginning of Year	336.6	450.4
Cash and Cash Items – End of Period	$195.7	$356.9

Supplemental Cash Flow Information
Cash paid for taxes (net of cash refunds)	$155.8	$64.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

(Millions of dollars)	Industrial Gases– Americas	Industrial Gases– EMEA	Industrial Gases– Asia	Industrial Gases– Global	Materials Technologies	Energy- from- Waste	Corporate and other	Segment Total
Three Months Ended 31 March 2015
Sales	$890.4	$448.8	$393.0	$67.1	$533.3	$—	$81.9	$2,414.5
Operating income (loss)	182.0	71.0	84.7	(7.9)	124.2	(2.8)	(8.8)	442.4
Depreciation and amortization	103.3	47.6	50.3	5.5	23.3	—	3.3	233.3
Equity affiliates’ income (loss)	15.1	8.0	9.4	(.2)	.7	—	—	33.0
Three Months Ended 31 March 2014
Sales	$1,032.9	$542.7	$365.7	$68.4	$499.6	$—	$72.6	$2,581.9
Operating income (loss)	169.6	87.5	71.2	(14.6)	93.8	(3.5)	(19.3)	384.7
Depreciation and amortization	99.4	55.0	48.1	1.6	22.7	—	2.3	229.1
Equity affiliates’ income	12.6	9.3	7.6	.3	.6	—	—	30.4

Six Months Ended 31 March 2015
Sales	$1,893.4	$949.6	$791.7	$126.1	$1,057.3	$—	$157.2	$4,975.3
Operating income (loss)	393.2	152.3	175.2	(25.8)	228.8	(5.3)	(31.5)	886.9
Depreciation and amortization	206.9	98.7	99.9	9.8	47.3	—	6.2	468.8
Equity affiliates’ income	32.3	18.3	24.0	.2	1.3	—	—	76.1
Six Months Ended 31 March 2014
Sales	$1,976.8	$1,092.6	$761.0	$135.6	$979.1	$—	$182.3	$5,127.4
Operating income (loss)	354.1	172.7	153.9	(24.9)	158.1	(6.4)	(37.2)	770.3
Depreciation and amortization	203.4	109.9	94.5	3.3	47.2	—	5.0	463.3
Equity affiliates’ income	30.2	19.0	17.2	1.0	1.2	—	—	68.6

Total Assets
31 March 2015	$6,074.5	$3,131.6	$4,174.3	$338.8	$1,801.2	$724.8	$1,248.6	$17,493.8
30 September 2014	6,240.7	3,521.0	4,045.6	389.4	1,835.7	591.9	1,154.8	17,779.1

Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2015	2014	2015	2014
Segment total	$442.4	$384.7	$886.9	$770.3
Business restructuring and cost reduction actions	(55.4)	—	(87.8)	—
Pension settlement loss	(12.6)	—	(12.6)	—
Gain on previously held equity interest	—	—	17.9	—
Consolidated Total	$374.4	$384.7	$804.4	$770.3

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, unless otherwise indicated)

1. BUSINESS RESTRUCTURING

On 18 September 2014, we announced plans to reorganize the Company, including realignment of our businesses in new reporting segments and other organizational changes, effective as of 1 October 2014. As a result of this reorganization, we will incur ongoing severance and other charges. For the three and six months ended 31 March 2015, we recognized an expense of $55.4 ($38.2 after-tax, or $.18 per share) and $87.8 ($59.9 after-tax, or $.27 per share), respectively. During the first six months of fiscal year 2015, the reorganization has resulted in the elimination of approximately 1,100 positions. Additional charges will be recorded in future periods as the Company commits to specific actions.

2. PENSION SETTLEMENT

Our U.S. supplemental pension plan provides for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after the participant’s retirement date. We recognize pension settlement losses when cash payments exceed the sum of service and interest cost components of net periodic pension cost of the plan for the fiscal year. For the three months ended 31 March 2015, we recognized a pension settlement charge of $12.6 to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss associated with this plan. We expect that additional settlement losses will be recognized during the second half of the fiscal year.

3. BUSINESS SEGMENT INFORMATION

Effective 1 October 2014, we began operating under a new structure and reporting our results under the following seven new segments:

•	Industrial Gases – Americas

•	Industrial Gases – EMEA (Europe, Middle East, and Africa)

•	Industrial Gases – Asia

•	Industrial Gases – Global

•	Materials Technologies

•	Energy-from-Waste

•	Corporate and other

Each of the three regional Industrial Gases segments (Americas, EMEA, Asia) includes, with respect to such region, onsite Air Separation Units (ASUs producing primarily oxygen, nitrogen and argon), Hydrogen/HyCO Plants (producing primarily hydrogen, carbon monoxide, syngas and steam), and the regional Merchant Gases businesses (including liquid/bulk, packaged gases and related equipment). The Industrial Gases – Global segment includes atmospheric sale of equipment businesses, such as ASUs and noncryogenic generators, as well as global resources associated with the Industrial Gases business. The Materials Technologies segment includes the Electronics Materials and Performance Materials businesses, but excludes the previous Electronics tonnage gases business which is now part of the three regional Industrial Gases segments. The Energy-from-Waste segment consists of the Tees Valley projects in the United Kingdom. The Corporate and other segment includes two on-going global businesses (our liquefied natural gas, or LNG, sale of equipment business and our helium storage and distribution vessel sale of equipment business), the polyurethane intermediates business that was exited in early fiscal year 2014, and corporate support functions that benefit all of the business segments. Support functions that support a specific business are allocated directly to the related segment.

Prior year information conforms with the fiscal year 2015 presentation. For additional historical financial information comparable to the 2015 presentation, see our Form 8-K filed on 5 January 2015.

4. BUSINESS COMBINATIONS

On 30 December 2014, we acquired our partner’s equity ownership interest in a liquefied industrial gases production joint venture in North America for $22.6, which increased our ownership from 50% to 100%. The transaction was accounted for as a business combination, and subsequent to the acquisition, the results are consolidated within our Industrial Gases – Americas segment. The assets acquired, primarily plant and equipment, were recorded at their fair market values as of the acquisition date.

The acquisition date fair value of the previously held equity interest was determined using a discounted cash flow analysis under the income approach. The six months ended 31 March 2015 include a gain of $17.9 ($11.2 after-tax, or $.05 per share) as a result of revaluing our previously held equity interest to fair value as of the acquisition date. This gain is reflected on the consolidated income statements as “Gain on previously held equity interest.”